Exhibit 10.8 29 April 2020 ZEBRA TECHNOLOGIES EUROPE LIMITED as the English Seller and ZEBRA TECHNOLOGIES CORPORATION as Centralising Agent and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK as Programme Manager and Arranger and CREDIT AGRICOLE LEASING & FACTORING as Programme Agent and ESTER FINANCE TITRISATION as Purchaser ENGLISH RECEIVABLES PURCHASE AGREEMENT Herbert Smith Freehills LLP 1

TABLE OF CONTENTS

Clause	Headings	Page
1.	DEFINITIONS	3
2.	COMMON TERMS	5
3.	OFFER AND ACCEPTANCE	5
4.	LIABILITY	7
5.	TIME OF SALE	7
6.	CONDITIONS PRECEDENT	7
7.	PURCHASE PRICE	7
8.	TRUST OF MONIES	7
9.	NOTIFICATION OF ASSIGNED DEBTORS	8
10.	REPURCHASE OF ENGLISH RECEIVABLES	8
11.	SPECIFIC COVENANTS AND REPRESENTATIONS AND WARRANTIES	10
12.	ROLE OF THE CENTRALISING AGENT	11
13.	COUNTERPARTS	11
14.	RIGHTS OF THIRD PARTIES	11
15.	GOVERNING LAW	11
16.	ENFORCEMENT	11
17.	EXECUTION	11

SCHEDULE 1 JURISDICTION SPECIFIC ELIGIBILITY CRITERIA ...... **ERROR! BOOKMARK NOT DEFINED.**

SCHEDULE 2 FORM OF ASSIGNMENT .... **ERROR! BOOKMARK NOT DEFINED.**

SCHEDULE 3 FORM OF NOTIFICATION LETTER .... **ERROR! BOOKMARK NOT DEFINED.**

SCHEDULE 4 FORM OF REPURCHASE NOTICE .... **ERROR! BOOKMARK NOT DEFINED.**

SCHEDULE 5 JURISDICTION SPECIFIC REPRESENTATIONS AND WARRANTIES .... **ERROR! BOOKMARK NOT DEFINED.**

SCHEDULE 6 JURISDICTION SPECIFIC COVENANTS.... **ERROR! BOOKMARK NOT DEFINED.**

SCHEDULE 7 FORM OF THE ENGLISH SELLER POWER OF ATTORNEY **ERROR! BOOKMARK NOT DEFINED.**

SCHEDULE 8 FORM OF OFFICER'S SOLVENCY CERTIFICATE .... **ERROR! BOOKMARK NOT DEFINED.**

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THIS ENGLISH RECEIVABLES PURCHASE AGREEMENT (the "Agreement") is made and delivered as a deed on 29 April 2020 BETWEEN: (1) ZEBRA TECHNOLOGIES EUROPE LIMITED, a private limited company incorporated in England and Wales with company number 02881068 and having its registered office address at Dukes Meadow, Millboard Road, Bourne End, Buckinghamshire, SL8 5XF (the "English Seller"); (2) ZEBRA TECHNOLOGIES CORPORATION, a Delaware (United States) corporation, having its principal place of business at 3 Overlook Point, Lincolnshire, Illinois 60044, United States of America (the "Centralising Agent"); (3) CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, a French société anonyme, duly licensed as a credit institution in France by the Autorité de Contrôle Prudentiel et de Résolution, whose registered office is at 12 place des Etats-Unis, CS 70052, 92547 Montrouge Cedex, France, registered with the Registre du Commerce et des Sociétés of Nanterre under number 304 187 701 ("CA-CIB") as Programme Manager (in such capacity, the "Programme Manager") and arranger (in such capacity, the "Arranger"); (4) CREDIT AGRICOLE LEASING & FACTORING, a French société anonyme, whose registered office is at 12 place des Etats-Unis, CS 70052, 92547 Montrouge Cedex, France, registered with the Registre du Commerce et des Sociétés of Nanterre under number 692 029 457 (the "Programme Agent"); and (5) ESTER FINANCE TITRISATION, a French société anonyme à directoire et conseil de surveillance, licensed as a credit institution in France by the Autorité de Contrôle Prudentiel et de Résolution whose registered office is at 12 place des Etats Unis, CS 70052 - 92547 Montrouge Cedex France, registered with the Registre du Commerce et des Sociétés of Nanterre under number 414 886 226 (the "Purchaser"), each a "Party" and together the "Parties". WHEREAS: (A) The English Seller and the Purchaser have agreed to set up a trade receivables sale programme pursuant to which the English Seller will sell and assign, on an on-going basis, receivables that the English Seller originates in the course of its business (the "Programme"). (B) Pursuant to the Programme, the English Seller intends to sell and assign the English Receivables to the Purchaser and the Purchaser intends to purchase such English Receivables, in each case under this Agreement. (C) In accordance with Clause 2 below, each of the Parties agrees that, in relation to the English Seller, the general terms and conditions of the Programme shall be governed, inter alia, by the Master Framework Agreement (as defined below), as supplemented, modified or amended by this Agreement. THE PARTIES HEREBY AGREE AS FOLLOWS: 1. DEFINITIONS 1.1 Master Framework Agreement Unless otherwise defined in this Agreement capitalised terms used in this Agreement shall have the meanings and constructions ascribed to them and words and expressions shall be construed in accordance with the principles of interpretation set out in clause 1 (Definitions) of the agreement entitled "Master Framework Agreement" and entered into on the date of 3 this Agreement between, among others, the English Seller and the Purchaser (the "Master Framework Agreement"). 1.2 Additional Definitions In this Agreement: "Affected Purchase Price" means an amount equal to the outstanding balance of the relevant English Receivable on the relevant Repurchase Date plus any reasonable and duly demonstrated (or estimated, as applicable) costs, fees, expenses and Taxes of the Purchaser that have been or will be incurred as a result of or in connection with any Breach or such repurchase, less the Collections received by the Purchaser with respect to such relevant English Receivable on or prior to the Repurchase Date in respect of such English Receivable, provided that such amount will not exceed the Purchase Price of the relevant English Receivable; "Ancillary Rights" means any and all Related Rights and/or Related Security and any other accessory or ancillary rights and security interests attached to each English Receivable; "English Affected Receivable" means an English Receivable which is an Affected Receivable; "English Assigned Receivable" means an English Receivable which is an Assigned Receivable; "English Receivable" means an Eligible Receivable (and its Ancillary Rights) which is offered for sale by the English Seller in accordance with and pursuant to this Agreement; "English Excess Receivables" means an English Receivable which is an Excess Receivable; "English Existing Receivable" means an English Receivable which is an Existing Receivable; "English Existing New Receivable" means an English Receivable which is an Existing New Receivable; "English Future Receivable" means an English Receivable which is a Future Receivable; "English Retransferred Receivable" means an English Receivable which is a Retransferred Receivable; "Form of Assignment" means the form of assignment to be delivered by the Centralising Agent (on behalf of the English Seller) to the Programme Agent (on behalf of the Purchaser) in substantially the form set out in Error! Reference source not found. (Error! Reference source not found.); "Notification Letter" means, with respect to the English Seller, a notification letter to be addressed to the relevant Debtor in substantially the form set out in Error! Reference source not found. (Error! Reference source not found.); "Optional Repurchase Price" has the meaning given to it in Clause 10.4 (Optional Repurchase); "Optional Repurchase Date" has the meaning given to it in Clause 10.4 (Optional Repurchase); "Purchase Date": (a) in respect of an English Existing Receivable or an English Existing New Receivable, has the meaning given to it in the Master Framework Agreement; (b) in respect of an English Future Receivable, means the date on which the invoice for the relevant English Future Receivable is issued; and (c) in respect of an English Receivable that qualifies as an English Existing Receivable and English Existing New Receivable and which has not been assigned to the Purchaser as an English Future Receivable on a preceding Monthly Reporting 4

Date as a consequence of the Purchaser refusing an Offer in accordance with Clause 6.2 of the Master Framework Agreement, has the meaning given to it in the Master Framework Agreement. "Repurchase Date" means each date on which English Affected Receivables or English Retransferred Receivables are retransferred in accordance with clause 10.3 (Affected Receivables), and each Optional Repurchase Date; "Repurchase Notice" means the form of Repurchase Notice to be delivered by the English Seller (or the Programme Agent on its behalf) to the Purchaser in substantially the form set out in Error! Reference source not found. (Error! Reference source not found.). "Seller Power of Attorney" means the power of attorney granted by the English Seller in favour of the Purchaser on the Signing Date substantially in the form set out in schedule 7 (Form of the English Seller Power of Attorney) of this Agreement; and "Signing Date" means the date of this Agreement. 1.3 Construction "clause" or "schedule" shall, subject to any contrary indication, be construed as a reference to a clause hereof or schedule hereto. Any reference to an "Eligible Receivable" or "Seller" in the Master Framework Agreement as incorporated into this Agreement shall read and be construed as a reference to an "English Receivable" or "English Seller", as applicable. 2. COMMON TERMS 2.1 Principles In accordance with clause 3 (Common Terms) of the Master Framework Agreement: (i) this Agreement shall be subject to the Common Terms; and (ii) except as provided below, clauses 6 to 9 of the Master Framework Agreement shall be incorporated by reference to this Agreement and shall be binding on the Parties as if such terms were expressly set out in this Agreement. 2.2 Conflict with Common Terms of the Master Framework Agreement In accordance with clause 3.3 (Conflict) of the Master Framework Agreement, to the extent that provisions of the Common Terms or the Master Framework Agreement conflict with the provisions of this Agreement, the provisions of this Agreement shall prevail. 3. OFFER AND ACCEPTANCE 3.1 Offer 3.1.1 Subject to and in accordance with the conditions set out herein and in the Master Framework Agreement, during the Revolving Period, the Centralising Agent (acting on behalf of the English Seller) shall offer to sell English Receivables (and their Ancillary Rights) originated by the English Seller, and the Purchaser may accept or refuse any such offer of English Receivables (and their Ancillary Rights) and agree to purchase such English Receivables (and their Ancillary Rights), in accordance with the provisions of this clause 3 (Offer and Acceptance). 3.1.2 Without prejudice to and subject to the provisions of this Agreement, each Offer made by the Centralising Agent (acting on behalf of the English Seller) to the Purchaser in relation to English Receivables (and their Ancillary Rights) shall be made as set out in clause 6.1 (Offer of Receivables) of the Master Framework Agreement. 3.1.3 Subject to and in accordance with the conditions set out herein and in the Master Framework Agreement, the relevant duly completed Aggregate Electronic File and, if applicable, the duly completed Form of Assignment shall be signed on 5 behalf of the English Seller and delivered to the Purchaser and the Programme Agent (acting on behalf of the Purchaser): (A) on the Initial Monthly Reporting Date, in respect of an Offer to the Purchaser, made on the applicable Initial Purchase Date, of the relevant English Existing Receivables, English Existing New Receivables and English Future Receivables; (B) on each Monthly Reporting Date following the Initial Monthly Reporting Date, in respect of an Offer to the Purchaser, made on the applicable Purchase Date, of all English Existing Receivables (if any), all English Existing New Receivables (if any) and all English Future Receivables; (C) on any Monthly Reporting Date following the Initial Monthly Reporting Date, in respect of an Offer to the Purchaser, made on the applicable Purchase Date, of all English Existing Receivables and English Existing New Receivables relating to new Eligible Debtors added to the Perimeter on the immediately preceding Perimeter Date; and (D) on any Monthly Reporting Date following the Initial Reporting Date, in respect of an Offer to the Purchaser, made on the applicable Purchase Date, of those English Existing Receivables which have previously been reassigned to or repurchased by the English Seller as English Excess Receivables and which are offered again to the Purchaser, as such English Existing Receivables are identified and individualised in the relevant Aggregate Electronic File. 3.1.4 On any Monthly Calculation Date following the Initial Calculation Date, in accordance with the Master Framework Agreement and subject to clause 8.2.3 (Selection rules) of the Master Framework Agreement, in respect of English Excess Receivables which are to be reassigned to the English Seller, the Programme Agent shall deliver to the Centralising Agent, the Returned Electronic File. 3.1.5 Each Offer constitutes an irrevocable offer by the English Seller to sell to the Purchaser, pursuant to and in accordance with this Agreement and the Master Framework Agreement, during the Revolving Period, all of its rights, title, interest and benefits, present and future, actual and conditional, in and to each of the English Receivables (and their Ancillary Rights) referred to in the relevant Form of Assignment and the related Aggregate Electronic File (including, for the avoidance of doubt, English Existing New Receivables and English Future Receivables against Debtors which are not individually listed in the related Aggregate Electronic File but which relate to Debtors which were Included Debtors as at the immediately preceding Monthly Cut-off Date, as set out in the related Aggregate Electronic File). 3.2 Acceptance 3.2.1 Subject to satisfaction of the conditions precedent set out in clause 6.1 (Conditions Precedent) of this Agreement and without prejudice to the other terms of this Agreement and the Master Framework Agreement, the Purchaser may accept or refuse the relevant Offer. An acceptance of the relevant Offer by the Purchaser shall be evidenced by dating the relevant Form of Assignment (the "Acceptance") on the relevant date on which, in accordance with clause 3.1 (Offer), the duly completed Form of Assignment signed on behalf of the English Seller is sent by the Centralising Agent (acting on behalf of the English Seller) to the Purchaser. 3.2.2 The Parties acknowledge that under no circumstances shall the acceptance of an Offer by the Purchaser constitute an agreement by the Purchaser to purchase, or by the English Seller to sell and transfer, any English Receivables not listed or 6 referred to in the relevant Aggregate Electronic File in accordance with clause 3.1.5. 3.2.3 For the avoidance of doubt, during the Revolving Period, on each Purchase Date the English Seller shall sell to the Purchaser, and the Purchaser shall purchase from the English Seller, the English Receivables owned by the English Seller in respect of each Eligible Debtor identified in the most recent Perimeter and which the Purchaser has accepted to purchase in accordance with this Clause 3.2 (Acceptance). 4. LIABILITY 4.1 The Parties acknowledge and agree that the purchase of the English Receivables by the Purchaser is a sale without recourse and as a consequence the Purchaser shall not have any right of recourse against the English Seller in connection with any failure by a Debtor to pay under any English Receivable, subject to the representations, warranties, conditions, covenants and other terms and conditions set out in this Agreement and the other Transaction Documents. 4.2 The sale, transfer and assignment by the English Seller to the Purchaser of each English Receivable and its Ancillary Rights pursuant to the terms of this Agreement shall not include the transfer of any obligation of the English Seller under the relevant Contract or otherwise in respect of each English Receivable and its Ancillary Rights, including, without limitation, any obligation to pay money to any Debtor which obligations shall at all times, and notwithstanding the sale of any English Receivable and its Ancillary Rights, remain with the English Seller. 5. TIME OF SALE The assignment in respect of each English Existing Receivable, each English Existing New Receivable and each English Future Receivable hereunder shall take effect, upon Acceptance by the Purchaser, on and from the relevant Purchase Date irrespective of when the Purchase Price for such English Receivable is paid. 6. CONDITIONS PRECEDENT 6.1 The acceptance by the Purchaser of an Offer shall be subject to and conditional upon: 6.1.1 the conditions precedent set out in clause 6.3 (Conditions Precedent) to the Master Framework Agreement having been satisfied or waived on or before the Signing Date, the Initial Purchase Date or the relevant Purchase Date (as applicable) in accordance with the Master Framework Agreement; and 6.1.2 the English Seller having delivered to the Purchaser a duly executed original of the Seller Power of Attorney on or before the Initial Purchase Date. 6.2 Such conditions precedent are for the sole benefit of the Purchaser, who has the right to waive them. 7. PURCHASE PRICE The Purchase Price for the English Receivables shall be calculated and, subject to acceptance of each Offer in accordance with clause 3 (Offer and Acceptance), paid in accordance with clause 7.1 (Purchase Price) and schedule 2 of the Master Framework Agreement. 8. TRUST OF MONIES In respect of any English Assigned Receivable, if at any time on or after the relevant Monthly Cut-Off Date in respect of such English Assigned Receivable, but prior to any repurchase of the relevant English Assigned Receivable and its Ancillary Rights in accordance with this Agreement, the English Seller holds, or there is held to its order, or it 7 receives, or there is received to its order any property, monies, interests rights or benefits and/or the proceeds thereof hereby agreed to be sold, assigned or transferred to the Purchaser in accordance with this Agreement, the English Seller undertakes to the Purchaser that: 8.1.1 it will remit, assign, re-assign or transfer the same to the Purchaser, subject if applicable to the terms of the Master Framework Agreement; and 8.1.2 until it does so or to the extent that the English Seller is unable to effect such remittance, assignment, re-assignment or transfer, the English Seller undertakes to hold such property, monies interests, rights or benefits and the proceeds thereof upon trust for the Purchaser as the beneficial owner thereof or as the Purchaser may direct, provided that the English Seller shall not be obliged to pool, ring-fence or segregate such funds in any way. 9. NOTIFICATION OF ASSIGNED DEBTORS A Notification Letter may only be delivered to the Assigned Debtors in accordance with and pursuant to the conditions set out under clause 10.5 (Notification of Debtors and termination of the Servicing Mandate) of the Master Framework Agreement. 10. REPURCHASE OF ENGLISH RECEIVABLES 10.1 Clause 8 of the Master Framework Agreement 10.1.1 The provisions of Clause 8 (Reassignment) of the Master Framework Agreement shall apply to the English Assigned Receivables provided that the parts of such provisions which provide for: (A) a rescission of an assignment or transfer of an English Assigned Receivable; or (B) an automatic retransfer or reassignment of an English Assigned Receivable, shall be disregarded and instead of a rescission and automatic retransfer or reassignment under those provisions, a retransfer or reassignment by the Purchaser of the relevant English Assigned Receivable shall be carried out in accordance with this clause 10. 10.2 Returned Electronic File The Programme Agent shall, on each Monthly Calculation Date, send to the Purchaser, Centralising Agent and the Programme Manager the Returned Electronic File (prepared on the basis of the information set out in the Servicer Report and the Aggregate Electronic File received on the immediately preceding Monthly Reporting Date) which identifies in particular all English Assigned Receivables which are to be retransferred in accordance with this clause 10. 10.3 Affected Receivables 10.3.1 Subject to the provisions of this clause 10, the English Seller shall repurchase from the Purchaser on the relevant Purchase Date: (A) any English Affected Receivables which are required to be retransferred in accordance with clause 8.1 (Affected Receivables) of the Master Framework Agreement; and (B) any English Retransferred Receivables required to be retransferred in accordance with clause 8.2 (Purchase Limits) of the Master Framework Agreement, and the English Seller shall pay the Affected Purchase Price in respect of such English Affected Receivables and English Retransferred Receivables on the relevant Repurchase Date. On the relevant Repurchase Date, upon receipt by the 8

Purchaser of the Affected Purchase Price, the English Affected Receivables and English Retransferred Receivables which are to be repurchased and their Ancillary Rights shall be reassigned to the English Seller. 10.4 Optional Repurchase 10.4.1 The Centralising Agent (acting on behalf of the English Seller) shall have the option (but not the obligation) in accordance with clause 9.1 of the Master Framework Agreement to request the repurchase (an "Optional Repurchase") of any English Assigned Receivable which is the subject of a contentious or pre- contentious dispute to the extent that such English Seller needs to recover the ownership of such English Assigned Receivable to protect its interests in any litigation or pre litigation proceedings (excluding any dispute resulting from non- payment of the relevant Debtor due to it being Insolvent) by delivering a Repurchase Notice to the Purchaser on any Monthly Reporting Date. 10.4.2 Any Repurchase Notice delivered pursuant to this clause 10.4 shall be irrevocable, shall be signed by the Centralising Agent (acting on behalf of the English Seller) and shall specify the relevant English Assigned Receivables being offered to be repurchased, the proposed repurchase price ("Optional Repurchase Price") and the proposed date of repurchase (an "Optional Repurchase Date"). 10.5 Acceptance of a request for an Optional Repurchase 10.5.1 The Purchaser shall not be obliged to accept a request for an Optional Repurchase and shall not do so if: (A) it has not received a duly completed Repurchase Notice; or (B) it is not satisfied with the repurchase price proposed by the Centralising Agent (acting on behalf of the English Seller). 10.5.2 If it accepts such request, the Purchaser shall accept the offer to repurchase such English Assigned Receivables by notifying the Centralising Agent (acting on behalf of the English Seller), and the English Seller shall pay the Optional Repurchase Price and all other reasonable and duly demonstrated costs and expenses of the Purchaser incurred in connection with such repurchase in full on the relevant Optional Repurchase Date. Upon receipt by the Purchaser of the Optional Repurchase Price together with the Purchaser's costs and expenses on the Optional Repurchase Date, such English Assigned Receivables and their Ancillary Rights shall be reassigned to the English Seller. 10.6 Repurchase Warranties The Purchaser shall give no representations or warranties in respect of any English Receivables retransferred to the English Seller or the Centralising Agent. 10.7 Repurchase Price of English Affected Receivables 10.7.1 Calculation of English Affected Purchase Price The Programme Agent shall calculate the Affected Purchase Price applicable to the English Receivables to be repurchased. 10.7.2 Discharge of the Affected Purchase Price Notwithstanding any provision of the Master Framework Agreement to the contrary: (A) if no Purchase Price has been paid by the Purchaser in relation to the relevant Receivable to be repurchased, then no Affected Purchase Price shall be payable by the English Seller; and 9

(B) if the Purchase Price due from the Purchaser in relation to such English Assigned Receivable has been paid to the English Seller in part, the English Seller shall pay an amount equal to (i) the Affected Purchase Price; less (ii) such amount of the Purchase Price as remains outstanding in relation to such English Assigned Receivable, to the Purchaser, in each case on the relevant Repurchase Date. 10.8 Retransfer of English Assigned Receivables The completion of a retransfer of English Assigned Receivables in accordance with this clause 10 (Repurchase of Receivables) shall be subject to: 10.8.1 payment by the English Seller or discharge in accordance with clause 10.4 and clause 10.7.2 above of the Optional Repurchase Price or the Affected Purchase Price (as applicable); and 10.8.2 the English Seller having delivered an Officer's Solvency Certificate on the Signing Date and each anniversary of the Signing Date falling on or immediately preceding the Repurchase Date in substantially the form set out in schedule 8 (Form of Officer's Solvency Certificate). 10.9 Notification of Debtors If the retransfer of any English Assigned Receivables is made after the date on which the relevant Debtor has been notified of the initial transfer of such English Assigned Receivable to the Purchaser in accordance with the Transaction Documents, the English Seller shall be entitled, at its own cost, to notify such Debtor of the retransfer of such English Assigned Receivable and to take such other steps as may be necessary to perfect the retransfer of such English Assigned Receivable and the Ancillary Rights relating thereto. In this situation the Purchaser shall, upon request from the English Seller, take all reasonable action as may be necessary to facilitate the re-transfer of the relevant English Assigned Receivable and the Ancillary Rights relating thereto. 10.10 Delivery of Officer's Solvency Certificate The English Seller shall deliver an Officer's Solvency Certificate on the Signing Date and each anniversary of the Signing Date, in substantially the form set out in schedule 8 (Form of Officer's Solvency Certificate). 11. SPECIFIC COVENANTS AND REPRESENTATIONS AND WARRANTIES 11.1 Each Zebra Entity which is a party hereto shall: 11.1.1 on the Signing Date, each date on which an Offer is made, each Purchase Date, each Monthly Reporting Date, and each Repurchase Date make the representations and warranties set out in Error! Reference source not found. (Error! Reference source not found.) to this Agreement; and 11.1.2 until the Final Maturity Date, undertakes to perform all covenants set out in schedule 6 (Jurisdiction specific covenants) to this Agreement. 11.2 Continuance of undertakings Without prejudice to any provisions of this Agreement stated to survive termination of this Agreement, the covenants, obligations and undertakings contained in this Agreement and the rights and remedies in this Agreement in respect of any representation, warranty, or statement or covenant made under or in connection with this Agreement and the indemnification and other payment obligations in this Agreement form part of the sale and purchase of each English Receivable under this Agreement and shall continue and remain in full force and effect until the date specified in limb (b) of the definition of Final Maturity Date. 10

12. ROLE OF THE CENTRALISING AGENT In this Agreement, references to the Centralising Agent acting on behalf of the English Seller are references to the Centralising Agent acting in its capacity as agent of the English Seller in accordance with clause 11 of the Master Framework Agreement. 13. COUNTERPARTS This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Agreement. 14. RIGHTS OF THIRD PARTIES A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms but this shall not affect any right or remedy of a third party which exists or is available apart from that Act. 15. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 16. ENFORCEMENT 16.1 Jurisdiction of English courts 16.1.1 The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). 16.1.2 The parties to this Agreement agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party to this Agreement will argue to the contrary. 17. EXECUTION This Agreement is entered into and delivered as a deed on the date stated at the beginning of this Agreement. 11